CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated August 20, 2002, in Amendment No. 3 the Registration Statement (Form SB-2) and related Prospectus of Netco Investments Inc. for the registration of shares of its common stock.


Vancouver,  Canada
August 20, 2002

Manning Elliott
CHARTERED  ACCOUNTANTS

Manning Elliott

           /s/
----------------------------------
Manning Elliott